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                                                                 EXHIBIT (b)(ii)


                       ACTION BY UNANIMOUS CONSENT OF THE
                              BOARD OF DIRECTORS OF
                       THE ENTERPRISE GROUP OF FUNDS, INC.


         The undersigned, being all of the Directors of The Enterprise Group of Funds, Inc., a Maryland corporation (the "Fund"), acting by unanimous consent in lieu of a special meeting of the Board of Directors, hereby authorize, approve and adopt the resolutions and actions set forth below and hereby direct the Secretary of the Fund to place this consent in the minutes of the proceedings of the Board of Directors of the Fund.

         RESOLVED, that the By-Laws of The Enterprise Group of Funds, Inc. (the "Corporation") be, and they hereby are, amended by replacing Section 2.4 in its entirety with the following revised paragraph:

                  Section 2.4 Closing of Transfer Books; Record Dates. The books of the Corporation shall be closed against the transfers of stock for a period of no longer than twenty days for the purpose of making any proper determination with respect to shareholders, including which shareholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted any other rights. In the case of a meeting of shareholders, the closing of the transfer books shall be at least ten days before the date of the meeting. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors may set a record date, which may not be prior to the close of business on the day the record date is fixed, for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive such dividend or rights, as the case may be; and only shareholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividend or rights, as the case may be. The record date shall be not more than ninety days and not less than ten days preceding the date of any meeting of shareholders, and not more than ninety days preceding any dividend payment date or any date for the allotment of rights.

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Executed by each of the undersigned, who together constitute all of the
Directors of the Fund, as of the 1st day of October 2001.


                                     /s/ Arthur T. Dietz
                                     -----------------------------------------
                                     Arthur T. Dietz                  Director


                                     /s/ Samuel J. Foti
                                     -----------------------------------------
                                     Samuel J. Foti                   Director


                                     /s/ Arthur Howell
                                     -----------------------------------------
                                     Arthur Howell                    Director


                                     /s/ William A. Mitchell, Jr.
                                     -----------------------------------------
                                     William A. Mitchell, Jr.         Director


                                     /s/ Lonnie H. Pope
                                     -----------------------------------------
                                     Lonnie H. Pope                   Director


                                     /s/ Michael I. Roth
                                     -----------------------------------------
                                     Michael I. Roth                  Director


                                     /s/ Victor Ugolyn
                                     -----------------------------------------
                                     Victor Ugolyn                    Director